                                                                    EXHIBIT 10.1



                   ----------------------------------------
                      COLOR IMAGING, INC. & SUBSIDIARIES
                   ----------------------------------------



                   ----------------------------------------
                       EMPLOYMENT AGREEMENT and EXHIBITS

                              Michael W. Brennan
                   ----------------------------------------





                  4350 PEACHTREE INDUSTRIAL BLVD, SUITE 100
                            NORCROSS, GEORGIA 30071


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Color Imaging, Inc.                Employment Agreement                   Page 1
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                             EMPLOYMENT AGREEMENT

   THIS EMPLOYMENT AGREEMENT ("AGREEMENT") IS MADE JUNE 28,2000, BY AND BETWEEN COLOR IMAGING, INC. AND ITS SUBSIDIARIES ("EMPLOYER") WHOSE ADDRESS IS 4350 PEACHTREE BLVD, SUITE 100, NORCROSS, GEORGIA 30071, HEREIN REFERRED TO AS "EMPLOYER" AND MICHAEL W. BRENNAN OF 23546 LONG VALLEY ROAD, HIDDEN HILLS,
               -----------------------------------------------------------
CALIFORNIA. 91302, HEREIN REFERRED TO AS "EMPLOYEE."
-----------------

   WHEREAS EMPLOYER is in the business of developing, manufacturing and marketing software, hardware and consumable printing products that are utilized worldwide, and

   WHEREAS EMPLOYER's business objectives are to further develop, manufacture and market software, hardware and consumable products compatible with Electron Beam Imaging ("EBI") technology, including: toners, printer subsystems, press subsystems, software and complete print engines, and

   WHEREAS EMPLOYER is a corporation duly organized under the laws of the State of Delaware with operating subsidiaries which are California and Georgia corporations, and

   WHEREAS EMPLOYER desires to hire Employee as Chairman and Chief Executive
                                                ----------------------------
Officer, under the terms herein to promote Employers business goals,
-------

   NOW, THEREFORE, in consideration of the promises and covenants hereinafter set forth, the parties agree as follows:


                                  ARTICLE I
                              TERM OF EMPLOYMENT

     Section 1.01. This Agreement is for a five (5) year period, and shall be renewed for successive five (5) year periods unless sooner terminated as provided herein below. Notwithstanding the stated term, this Agreement does not constitute a guarantee of employment by Employer for any fixed period as the terms of employment may be changed in accordance with Section 1.03. Further, that this Agreement, and Exhibits to this Agreement, constitute the only agreement in effect and supercedes all previous agreements, either oral or in writing, while Employee is employed by Employer. Further, that this Agreement may only be modified by mutual consent and in writing by the Employee and Employer.

    Section 1.02. Employee agrees that as an express term and condition of this Agreement, that the Employee will not engage in a related business outside Employee's employment with Employer, solicit or engage in business with any of Employers clients or solicit Employer's employees for positions with other


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Color Imaging, Inc.                Employment Agreement                   Page 2
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employers for a twelve-month period following Employee's employment termination with Employer unless said term or condition is expressly waived in writing by Employer.


     Section 1.03. Either party, at its election, may terminate this Agreement on six months' written notice to the other party, Notwithstanding any termination, Employee will be due any salary or bonuses earned or expenses incurred prior to the effective date of the termination. Further, if Employer terminates this Agreement, Employee will be due twelve (12) months' salary, paid on an uninterrupted rateable basis consistent with compensation paid during Employee's last month of employment, together with all regular benefits, including but not limited to health insurance, 401k participation and life insurance.


                                  ARTICLE II
                              DUTIES OF EMPLOYEE

    Section 2.01. Employee will devote Employee's entire productive time, ability and attention to the business of the Employer during the term of this Agreement. The Employee will not directly or indirectly render any services of a business, commercial, or professional nature, to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Employer. Said consent will not be unreasonably withheld by Employer.

    Section 2.02. Employee hereby represents that the services to be performed by Employee under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employee therefore expressly agrees that the Employer, in addition to any other rights or remedies which the Employer may possess, will be entitled to injunctive and other equitable relief to prevent a breach of this Agreement by Employee.

    Section 2.03. At the commencement of Employee's employment, which commencement date is at Employee's option but not later than August 15, 2000
                                                             ---------------
("Date of Employment"), Employee will perform his duties from Employer's headquarters located at 4350 Peachtree Industrial Blvd, Norcross, GA 30071 ("Headquarters"). However, at any time deemed necessary or advisable by the Employer, for business purposes, the Employee will work at such other place or places as may be determined by the Employer.

    Section 2.04. Employee is currently a resident of the State of California,
                                                          -------------------
and upon commencement of Employee's employment with Employer Employee is required to relocate to Employers Headquarters as soon as practicable.
Employer will provide reasonable advances, prepay expense(s) and otherwise reimburse Employee for all temporary housing, transportation and incidental expenses related to the Employee's relocation, including but not limited to travel, packing, moving, storage, house hunting by the Employee with Employee's dependent(s), and escrow closing expenses related to the sale and purchase of a new permanent residence. Sales commission(s) expenses in connection with the sale of the Employee's primary residence are not reimbursable.


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Color Imaging, Inc.                Employment Agreement                   Page 3
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    Section 2.05. In the event that Employee is assigned a temporary work location during the term of this Agreement at a place other than the Employee's then assigned location, the Employer will provide reasonable advances, prepay expense(s) and reimburse all temporary housing, transportation and incidental expenses related to the Employee's temporary relocation. Further, if the Employee is assigned permanently to a new work location, the Employer will reimburse all Employee's, travel, moving and storage expenses related to such relocation as further described in Section 2.04 herein above.


                                  ARTICLE III
                           COMPENSATION OF EMPLOYEE

    Section 3.01. As compensation for Employee's effort, commitment and services to be rendered under this Agreement as Chairman and Chief Executive Officer,
                                       ------------------------------------
Employer will pay to Employee an annual salary, agreed bonus opportunities, institute a life insurance retirement supplement program, provide Employer sponsored group health life and other benefits, including participation any Employer sponsored 401k or other retirement plans and grant stock options to acquire an ownership interest in Color Imaging, Inc.'s common stock ("Common Stock"), as follows:

    1. An annual salary of $150,000 paid ratably twice monthly, or in such frequency as is then in effect, and which salary may be increased by the Employer at will and any such change will not require the modification of this Agreement, and

    2. An annual salary increase of five percent (5%) or such greater increase as shall be determined by Employer's Board of Directors, and

    3. Participation in a discretionary bonus plan, as described in Exhibit I to this Agreement, and

    4. Participation in a Life Insurance, Retirement Supplement Plan, to be determined by the Board of Directors, as described in Exhibit II to this Agreement, and

    5. Participation by Employee in all Employer sponsored group health, life and other benefit programs, including participation in any Employer sponsored 401k or other retirement plans.


                                  ARTICLE IV
                               BUSINESS EXPENSES

    Section 4.01. Employee is authorized to incur reasonable business expenses for promoting the business of the Employer, including expenditures for entertainment and travel. The Employer will promptly reimburse the Employee for all such business expenses provided that: (1) each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax return of the Employer; and (2) the Employee furnishes Employer adequate and timely records and other documentary evidence required by the Employer's policy and by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.


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Color Imaging, Inc.                Employment Agreement                   Page 4
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                                   ARTICLE V
                        PROPERTY RIGHTS OF THE PARTIES

     Section 5.01. A Proprietary information and Invention Agreement, Exhibit III, is by this reference made a part hereof and included herein.


                                  ARTICLE VI
                              GENERAL PROVISIONS

      Section 6.O1. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

     Section 6.02. This Agreement and all Exhibits supersede any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer and contain all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding. Any modification of this Agreement will be effective only if in writing, signed by the parties hereto.

      Section 6.03. If for any reason, such as, illness, incapacitation, or force majeure, either party is unable to perform under the terms of this Agreement, both parties agree there will be no penalty incurred or due.

     Section 6.04. The entire agreement between the parties hereto, with respect to the subject matter herein is contained in this Agreement. Except as expressly provided herein to the contrary, the provisions of this Agreement are for the benefit of the parties solely and not for the benefit of any other person, persons, or legal entities.


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Color Imaging, Inc.                Employment Agreement                   Page 5
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     Section 6.05. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia, and BOTH PARTIES EXPRESSLY WAIVE TRIAL BY JURY.


               Executed as of the day and year first above written,

               UNDERSTOOD AND ACCEPTED:


EMPLOYER: COLOR IMAGING, INC.                 EMPLOYEE: Michael W. Brennan


By: /s/ Sue-ling Wang                         By: /s/ Michael W. Brennan
    ---------------------------                   ----------------------------
    Dr. Sue-ling Wang, President                  Michael W. Brennan
    4359 Peachtree Industrial Blvd. Suite 100     23546 Long Valley Road
    Norcross, Georgia 30071                       Hidden Hills, California 91302


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Color Imaging, Inc.                Employment Agreement                   Page 6
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                                   EXHIBIT I

                   EMPLOYMENT COMMISSION AND BONUS SCHEDULE


                                   ARTICLE I

                        COMMISSION AND BONUS COMMITMENT


     Section 1.01. Employer will pay to Employee a Discretionary Commission and or Bonus ("BONUS"), as approved by the Board of Directors, and based on Employee's commitments and achievements, as follows:

          A Bonus based on the accomplishment of mutually determined development and business objectives.

     Should any dispute arise between Employee and Employer regarding whether or not an unpaid Bonus is due Employee, Employer will have the sole right to decide such matter, and the decision of the Employer will be binding on Employee.


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Color Imaging, Inc.                Employment Agreement                   Page 7
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                                  EXHIBIT II

                 LIFE INSURANCE SUPPLEMENT RETIREMENT PROGRAM


                                   ARTICLE I

                           CASH VALUE LIFE INSURANCE

     Section 1.01. Subject to the approval of the Employer's Board of Directors, Employer will provide for Employee a Life insurance Early Retirement Program (hereinafter "Plan") at Employer's expense, using a permanent life insurance policy, with the Employer as beneficiary, to fund a supplemental personal Employee retirement plan. The Plan will generally be equivalent, to the extent practicable, to that which the Employer provides other executive officer(s). Employer will use its best efforts to obtain the required approval of the Board of Directors of the Plan for the Employee.


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Color Imaging, Inc.                Employment Agreement                   Page 8
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                                  EXHIBIT III

                 PROPRIETARY INFORMATION & INVENTION AGREEMENT

In consideration of Employee's employment or continued employment by Employer, and the compensation now and hereafter paid to Employee, Employee hereby agree as follows:

     1.  Recognition of Employer's Rights; Nondisclosure.   At all times during
the term of Employee's employment and thereafter, Employee will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Employer's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Employer, or unless an officer of the Employer expressly authorizes such in writing. Employee hereby assigns to the Employer any rights Employee may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Employer and its assigns and the Employer and its assigns shall be the sole owner of all patent rights, copyrights, trade secret rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

     The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Employer. By way of illustration, but not limitation, "Proprietary Information" includes (a) inventions, trade secrets, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereafter collectively referred to as "Inventions"); and (b) information regarding customers of the Employer, plans for business development, marketing, business plans, budgets and financial statements of any kind, costs and suppliers; and information regarding the skills and compensation of other employees of the Employer or employees of any company that contracts to provide services to the Employer.

     2. Third Party Information. Employee understands, in addition, that the Employer has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Employer's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of Employee's employment and thereafter, Employee will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than personnel who need to know such information in connection with their work for the Employer) or use, except in connection with Employee's work for the Employer, Third Party Information unless expressly authorized by an officer of the Employer in writing.

     3.   Assignments of Inventions.

          3.1. Assignment.   Employee hereby assigns to the Employer all
Employee's right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Employee, either alone or jointly with others, during the period of Employee's employment with the Employer. Inventions assigned to or as directed by the Employer by this paragraph 3 are hereafter referred to as "Employer Inventions." Employee recognizes that this Agreement does not require assignment of any invention that the Employee developed entirely on Employee's own time without using the Employer's equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the Employers business, or actual or demonstrably anticipated research or development of the Employer, (2) Result from any work performed by the Employee for the Employer.


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Color Imaging, Inc.                Employment Agreement                   Page 9
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          3.2. Works for Hire.  Employee acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of Employee's employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C. Section 101.).

     4. Enforcement of Proprietary Rights. Employee will assist Employer in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Employer Inventions in any and all countries. To that end Employee will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Employer reasonably requests for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Employee will execute, verify and deliver assignments of such Proprietary Rights to the Employer or its designee. Employee's obligation to assist the Employer with respect to Proprietary Rights relating to such Employer Inventions in any and all countries shall continue beyond the termination of Employee's employment, but the Employer shall compensate Employee at a reasonable rate after Employee's termination for the time actually spent by Employee at the Employers request of such assistance.

     In the event the Employer is unable for any reason, after reasonable effort, to secure Employee's signature on any document needed in connection with the actions specified in the preceding paragraph, Employee hereby irrevocably designate and appoint the Employer and its duly authorized officers and agents as Employee's agent and attorney in fact, to act for and in Employee's behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Employer any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Employer.

     5. Obligation To Keep Employer Informed. During the period of Employee's employment, Employee will promptly disclose to the Employer fully and in writing and will hold in trust for the sole right and benefit of the Employer any and all Inventions. In addition, after termination of Employee's employment, Employee will disclose all patent applications filed by Employee within a year after termination of employment. At the time of each such disclosure, Employee will advise the Employer in writing of any Inventions that Employee believes fully qualifies for protection; and Employee will at that time provide to the Employer in writing all evidence necessary to substantiate that belief. Employee understands that the Employer will keep in confidence and will not disclose to third parties without Employee's consent any proprietary information disclosed in writing to the Employer pursuant to this Agreement relating to Inventions that qualify fully for protection. Employee will preserve the confidentiality of any Invention that does not fully qualify for protection.

     6. Additional Activities. Employee agrees that during the period of Employee's employment by the Employer, Employee will not, without the Employer's express written consent, engage in any employment or business activity other than for the Employer, and for the period of Employee's employment by the Employer and for twelve (12) months after the date of termination of Employee's employment by the Employer, Employee will not (i) induce any employee of the Employer (or any employee of any company that contracts with the Employer to provide services for the Employer) to leave the employ of the Employer (or the employ of any company contracting to provide services for the Employer) or (ii) solicit the business of any customer of the Employer (other than on behalf of the Employer).

      7. No improper Use of Material. During Employee's employment by the Employer, Employee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Employee has an obligation of confidentiality, and Employee will not bring onto the premises of the Employer any unpublished documents or any property belonging to any former employer or any other person to whom Employee has an obligation of confidentiality unless consented to in writing by that former employer or person.

      8. No Conflicting Obligation. Employee represents that Employee's performance of all the terms of this Agreement and as an Employee of the Employer does not and will not breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to Employee's


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Color Imaging, Inc.                Employment Agreement                  Page 10
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employment by the Employer. Employee has not entered into, and Employee agrees
Employee will not enter into, any agreement either written or oral in conflict herewith.

     9. Return of Employer Documents. When Employee leaves the employ of the Employer, Employee will deliver to the Employer any and all patient notes, reports, records, drawings, memoranda, devices, formulas, and other documents, together with all copies thereof, and any other material containing or disclosing any Employer Inventions, Third Party Information or Proprietary Information of the Employer. Employee further agrees that any property situated on the Employer's premises and owned by the Employer, including disks and other storage media, filing cabinets or other work areas, is subject to inspection at any time with or without notice.

     Employee has been informed and acknowledges that the unauthorized taking of the Employer's trade secrets: (i) could result in civil liability, and that, if willful, could result in an award for triple the amount of the Employer's damages and attorneys' fees; and (ii) is a crime punishable by imprisonment or by a fine, or by both. EMPLOYER AND EMPLOYEE EXPRESSLY WAIVE TRIAL BY JURY.

     10. Legal and Equitable Remedies. Because Employee's services are personal and unique and because Employee may have access to and become acquainted with the Proprietary Information of the Employer or of Third Party Information, the Employer shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Employer may have for a breach of this Agreement.

     11. Notices. Any notices required or permitted hereunder shall be in writing and given to the appropriate party at the Headquarters or permanent residence address of the party as indicated in this Agreement, or as may change from time to time. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

     12.  General Provisions.

          12.1. Governing Law. This Agreement will be governed by and construed according to the laws of the State of Georgia.

          12.2. Entire Agreement. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supercedes and merges all prior discussions between Employer and Employee. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party(ies). Any subsequent change or changes in Employee's duties, salary or compensation will not affect the validity of this Agreement. As used in this Agreement, the period of Employee's employment includes any time that Employee may be retained by the Employer as a consultant or independent contractor.

          12.3. Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

          12.4. Successors and Assigns. This Agreement will be binding upon Employee's heirs, executors, administrators and other legal representatives and will be for the benefit of the Employer, its successors and its assigns.

          12.5. Survival. The provisions of this Agreement shall survive the termination of Employee's employment and the assignment of this Agreement by the Employer to any successor in interest or other assignee.

          12.6. Employment. Employee agrees and understands that nothing in this Agreement shall confer any rights with respect to continuation of Employee's employment by the Employer. Employee agrees and acknowledges that Employee's employment is based on the mutual consent of the Employer and Employee as otherwise provided in this Agreement.


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Color Imaging, Inc.                Employment Agreement                  Page 11
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          12.7.  Waiver.  No waiver by the Employer of any breach of this
Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Employer of any right under this Agreement shall be construed as a waiver of any other right. The Employer shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT AFFECTS EMPLOYEE'S RIGHTS TO INVENTIONS EMPLOYEE MAKES DURING EMPLOYEE'S EMPLOYMENT AND RESTRICTS EMPLOYEE'S RIGHT TO DISCLOSE OR USE THE EMPLOYER'S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO EMPLOYEE'S EMPLOYMENT.

     EMPLOYEE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.


EMPLOYER: COLOR IMAGING, INC.                 EMPLOYEE: Michael W. Brennan


By: /s/ Sue-ling Wang                         By: /s/ Michael W. Brennan
    ------------------------------                ------------------------------
    Dr. Sue-ling Wang, President                  Michael W. Brennan
    4350 Peachtree Industrial Blvd, Suite 100     23546 Long Valley Road
    Norcross, Georgia 30071                       Hidden Hills, California 91302



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Color Imaging, Inc.                Employment Agreement                  Page 12